EXHIBIT 32.2

SECTION 906 CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

OF STONY HILL CORP.

In connection with the accompanying Annual Report on Form 10-K of Stony Hill Corp. for the year ended March 31, 2017, the undersigned, John Brady, Secretary of Stony Hill Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended March 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended March 31, 2017 fairly presents, in all material respects, the financial condition and results of operations of Stony Hill Corp.

Date: June 29, 2017	By:	/s/ John Brady
John Brady
Secretary (principal accounting officer and principal financial officer)